Exhibit 99.4

MATERIAL NON-UNITED STATES TAX CONSIDERATIONS

Material Canadian Federal Income Tax Considerations

The following discussion is the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, as to the material Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Canada Tax Act”) and the regulations thereunder (the “Regulations”), that we believe are generally relevant to a beneficial holder of Atlas shares (in this section a “Non-Canadian Holder”), where such Non-Canadian Holders are, at all relevant times, for the purposes of the Canada Tax Act and the Canada-United States Tax Convention (as amended) (the “Treaty”), resident only in the United States, who are “qualifying persons” for purposes of the Treaty and who, alone or together with any other holders, deal at arm’s length with Atlas. This discussion may not apply to United States limited liability companies or insurers; accordingly, such holders should consult their own tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of an Atlas share. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This summary is based on the current provisions of the Canada Tax Act and the Regulations, all specific proposals to amend the Canada Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), the current provisions of the Treaty, and our understanding of the published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary assumes that the Tax Proposals will be enacted as proposed, but there is no assurance that this will be the case. This discussion is not binding on the CRA, and it is not intended to be relied upon, and cannot be relied upon, by a Non-Canadian Holder for the purpose of avoiding penalties that may be imposed under the Canada Tax Act. No ruling has been or will be sought or obtained from the CRA with respect to any of the Canadian federal income tax consequences herein.

This summary is of a general nature and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. Non-Canadian Holders should consult their own tax advisors in respect of the provincial, territorial or foreign income tax considerations with respect to their particular circumstances.

Dividends on Atlas Shares

Canadian withholding tax will not apply to any dividends on the Atlas shares paid or credited, or deemed to be paid or credited, to a Non-Canadian Holder.

Dispositions of Atlas Shares

A Non-Canadian Holder will generally not be subject to tax under the Canada Tax Act in respect of any capital gain realized by such Non-Canadian Holder on a disposition (or deemed disposition) of the Atlas shares unless such shares constitute “taxable Canadian property” (as defined in the Canada Tax Act) of the Non-Canadian Holder at the time of the disposition and the Non-Canadian Holder is not entitled to an exemption under the Treaty. As long as the Atlas shares are then listed on a “designated stock exchange” (which currently includes the NYSE), the Atlas shares generally will not constitute taxable Canadian property of a Non-Canadian Holder, unless (a) at any time during the 60 month period immediately preceding the disposition (or deemed disposition) of the Atlas shares: (i) one or any combination of (A) the Non-Canadian Holder, (B) persons not dealing at arm’s length with such Non-Canadian Holder, and (C) partnerships in which the Non-Canadian Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of Atlas; and (ii) more than 50% of the fair market value of the Atlas shares was derived, directly or indirectly, from one or any combination of real or immoveable property situated in Canada, “Canadian resource properties” (within the meaning of the Canada Tax Act), “timber resource properties” (within the meaning of the Canada Tax Act) or options in respect of interests in, or for civil law rights in, any such properties whether or not the property exists, or (b) the Atlas shares are otherwise deemed to be taxable Canadian property of the Non-Canadian Holder. If the Atlas shares are considered taxable Canadian property to a Non-Canadian Holder, the Treaty may in certain circumstances provide relief to such Non-Canadian Holder from income tax arising under the Canada Tax Act in respect of the disposition (or deemed disposition) of the Atlas shares. Non-Canadian Holders whose Atlas shares are, or may be, taxable Canadian property should consult their own tax advisors having regard to their particular circumstances.

Taxation of Atlas and Seaspan

This opinion is based upon the assumption that Atlas and Seaspan are not, and are not deemed for any purpose of the Canada Tax Act to be, resident in Canada. This opinion also assumes that Atlas shares, are “treaty-exempt property” for purposes of the Canada Tax Act.

Under the Canada Tax Act, a corporation that is resident in Canada is subject to tax in Canada on its worldwide income. The place of residence of a corporation that is not incorporated in Canada is generally determined on the basis of where central management and control are in fact exercised.

At this time, it is not intended that the central management and control of Atlas would be in Canada. Nor is it expected that Atlas would be carrying on any business in Canada and thus it is not expected that Atlas would be subject to income tax in Canada under the Canada Tax Act, but, even if it were, there is a specific statutory exemption under the Canada Tax Act that provides that a corporation incorporated, or otherwise formed, under the laws of a country other than Canada will not be resident in Canada in a taxation year if: (i) it holds “eligible interests” in one or more “eligible entities” (as defined in the Canada Tax Act), comprising of at least 50% of the cost amounts of all of Atlas’s property throughout the year, (ii) all or substantially all of its gross revenue for the year is from “international shipping” (as defined below), gross revenue from an eligible interest in an eligible entity, or interest on a debt owing by such an eligible entity, and (iii) it was not granted articles of continuance in Canada before the end of that year.

Seaspan’s place of residence, under Canadian law, would similarly and generally be determined on the basis of where Seaspan’s central management and control are, in fact, exercised. It is not currently intended that Seaspan’s central management and control be exercised in Canada but, even if it were, there is a specific statutory exemption under the Canada Tax Act that provides that a corporation incorporated, or otherwise formed, under the laws of a country other than Canada will not be resident in Canada in a taxation year if: (i) its principal business in that year is “international shipping” (as defined below), (ii) all or substantially all of its gross revenue for that year consists of gross revenue from “international shipping,” and (iii) it was not granted articles of continuance in Canada before the end of that year.

International shipping is defined generally as the operation of ships that are owned or leased by an operator and that are used primarily in transporting passengers or goods in international traffic, including the chartering of ships, provided that, one or more persons related to the operator (if the operator and each such person is a corporation), or persons or partnerships affiliated with the operator (in any other case), has complete possession, control and command of the ship. The leasing of a ship by a lessor to a lessee that has complete possession, control and command of the ship is excluded from the international shipping definition, unless the lessor or a corporation, trust or partnership affiliated with the lessor has an eligible interest in the lessee.

The definition of international shipping was introduced following industry consultation, with the intent of providing shipping companies with flexibility in the manner in which they structure their intra-group chartering contracts. Based on the operations of Seaspan and our understanding of the foregoing intention of the definition of international shipping, we do not believe that Seaspan is, nor do we expect Seaspan to be, resident in Canada for purposes of the Canada Tax Act, and we intend that the affairs of Seaspan will be conducted and operated in a manner such that Seaspan does not become a resident of Canada for any purpose under the Canada Tax Act. However, if Seaspan were to become resident in Canada, Seaspan would be or become subject under the Canada Tax Act to Canadian income tax on its worldwide income and, as a non-Canadian resident shareholder, Atlas would be or become subject to Canadian withholding tax on dividends paid in respect of Seaspan shares.

Generally, a corporation that is not resident in Canada will be taxable in Canada on income it earns from carrying on a business in Canada and on gains from the disposition of property used in a business carried on in Canada. However, there are specific statutory exemptions under the Canada Tax Act that provide that income earned in Canada by a non-resident corporation from international shipping, and gains realized from the disposition of ships used principally in international traffic, are not included in the non-resident corporation’s income for Canadian tax purposes where the corporation’s country of residence grants substantially similar relief to a Canadian resident. A Canadian resident corporation that carries on an international shipping business, as described in the previous sentence, in a Relevant Jurisdiction is exempt from income tax under the current laws of that Relevant Jurisdiction; and for these purposes, a “Relevant Jurisdiction” is defined as each jurisdiction in which Seaspan is, or is deemed for purposes of the Canada Tax Act, to be resident.

Subject to the below assumption, it is expected that Seaspan will qualify for these statutory exemptions under the Canada Tax Act. Based on the operations of Seaspan, it is not believed that Seaspan is, nor is expected to be, carrying on a business in Canada for purposes of the Canada Tax Act other than a business that would provide Seaspan with these statutory exemptions from Canadian income tax. These statutory exemptions are contingent upon reciprocal treatment being provided under the laws of each Relevant Jurisdiction. If in the future as a non-resident of Canada, Seaspan is carrying on a business in Canada that is not exempt from Canadian income tax, or these statutory exemptions are not accessible due to changes in laws or otherwise, Seaspan may become subject to Canadian income tax on its non-exempt income earned in Canada which could reduce earnings available for distribution to Atlas, and ultimately to Non-Canadian Holders.

This discussion is general in nature only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the consequences to any particular Non-Canadian Holder is made.

Material Republic of the Marshall Islands Tax Considerations

The following discussion is the opinion of Reeder & Simpson, P.C., Atlas counsel as to matters of the laws of the Republic of the Marshall Islands, and is based on the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Atlas is incorporated in the Republic of the Marshall Islands. Under current Republic of the Marshall Islands law, Atlas is not subject to tax on income or capital gains, and no Republic of the Marshall Islands withholding tax will be imposed upon payments of dividends by Atlas to its shareholders. Under the laws of the Republic of the Marshall Islands, Atlas’ jurisdiction of incorporation and where its vessels are registered, Atlas is subject to yearly corporate maintenance fees and tonnage taxes for each registered vessel.

Because we do not, and we do not expect that we will, conduct business or operations in the Republic of the Marshall Islands, under current Republic of the Marshall Islands law, you will not be subject to the Republic of the Marshall Islands taxation or withholding on distributions, including upon a return of capital, Atlas makes to you as a shareholder.

In addition, you will not be subject to the Republic of the Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of Atlas shares and you will not be required by the Republic of the Marshall Islands to file a tax return relating to such shares.

Each shareholder is urged to consult such shareholder’s tax counsel or other advisor concerning the consequences of owning and disposing of Atlas shares in their particular circumstances. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of such shareholder.

Material U.K. Tax Considerations

The following discussion is the opinion of Osborne Clarke LLP, our U.K. tax counsel, as to the material U.K. tax considerations under current U.K. tax law and HM Revenue & Customs (“HMRC”) published practice applying as at the date of this proxy statement/prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of Atlas shares by non-U.K. tax resident holders of Atlas shares. It does not constitute legal or tax advice to any particular shareholder and does not purport to be a complete analysis of all

U.K. tax considerations relating to the holding of shares, or all of the circumstances in which holders of Atlas shares may benefit from an exemption or relief from U.K. taxation. It is understood that Atlas does not (and will not) derive 75% or more of its qualifying asset value from U.K. land, and that, Atlas is solely resident in the U.K. for tax purposes and will therefore be subject to the U.K. tax regime.

This guide may not relate to certain classes of shareholders, such as (but not limited to):

•	persons who are connected with the company;

•	financial institutions;

•	insurance companies;

•	charities or tax-exempt organizations;

•	collective investment schemes;

•	pension schemes;

•	market makers, intermediaries, brokers or dealers in securities;

•	persons who have (or are deemed to have) acquired their shares by virtue of an office or employment or who are or have been officers or employees of the company or any of its affiliates; and

•	individuals who are subject to U.K. taxation on a remittance basis.

THESE PARAGRAPHS ARE A SUMMARY OF MATERIAL U.K. TAX CONSIDERATIONS RELATING TO THE HOLDING OF ATLAS SHARES AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ATLAS SHARES OBTAIN ADVICE AS TO THE CONSEQUENCES OF OWNERSHIP AND DISPOSAL OF ATLAS SHARES IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-U.K. RESIDENT OR DOMICILED PERSONS ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.

Dividends; Withholding Tax

Dividends paid by Atlas will not be subject to any withholding or deduction for or on account of U.K. tax.

Income Tax

An individual holder of Atlas shares who is not resident for tax purposes in the U.K. will not be chargeable to U.K. income tax on dividends received from Atlas unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a branch or agency to which the shares are attributable. There are certain exceptions for trading in the U.K. through independent agents, such as some brokers and investment managers.

Corporation Tax

A corporate holder of shares who is not resident for tax purposes in the U.K. will not be chargeable to U.K. corporation tax on dividends received from Atlas unless it carries on (whether solely or in partnership) a trade in the U.K. through a permanent establishment to which the shares are attributable.

Chargeable Gains

A holder of Atlas shares who is not resident for tax purposes in the U.K. will not generally be liable to U.K. capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of Atlas shares unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a permanent establishment, branch or agency to which the shares are attributable. However, an individual holder of Atlas shares who has ceased to be resident for tax purposes in the U.K. for a period of less than five years and who disposes of Atlas shares during that period may be liable, on his or her return to the U.K., to U.K. tax on any capital gain realized (subject to any available exemption or relief).

Stamp duty and stamp duty reserve tax (SDRT)

No U.K. stamp duty or stamp duty reserve tax (“SDRT”) will be payable on the issuance of Atlas shares. U.K. stamp duty will generally not need to be paid on a transfer of Atlas shares, and no U.K. SDRT will be payable in respect of any agreement to transfer Atlas shares unless they are registered in a register kept in the U.K. by or on behalf of Atlas. It is not intended that such a register will be kept in the U.K.. The statements in this paragraph summarize the current position on stamp duty and SDRT and are intended as a general guide only. Special rules apply to agreements made by, amongst others, intermediaries and certain categories of person may be liable to stamp duty or SDRT at higher rates. In particular, this paragraph does not consider where shares are issued or transferred to clearance services or depository receipt issuers.